Filed pursuant to Rule 424(b)(5)
Registration Number: 333-248675

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
1.400% Senior Notes due 2025	$500,000,000	99.880%	$499,400,000	$64,822.12
Guarantee of Senior Notes	—	—	—	(2)
Total	$500,000,000	99.880%	$499,400,000	$64,822.12

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no separate fee for the guarantee is payable.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated September 9, 2020)

Schlumberger Finance Canada Ltd.

$500,000,000 1.400% Senior Notes due 2025

Fully and unconditionally guaranteed by

Schlumberger Limited

Schlumberger Finance Canada Ltd. (the “Company”) is offering U.S.$500,000,000 principal amount of its 1.400% Senior Notes due 2025 (the “Notes”).

The Notes will bear interest at a rate of 1.400% per year. We will pay interest on the Notes semi-annually on March 17 and September 17 of each year, beginning on March 17, 2021.

The Notes will be fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by Schlumberger Limited (the “Guarantor”), the ultimate parent company of the Company. The Guarantee will be the unsecured and unsubordinated obligation of the Guarantor and will rank equally with the Guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Company may redeem some or all of the Notes at any time and from time to time at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest to the redemption date.

The Notes will be the unsecured and unsubordinated obligations of the Company and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 herein and in the documents we have incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price (1)	99.880%	$499,400,000
Underwriting Discount	0.350%	$1,750,000
Proceeds to the Company (before expenses)	99.530%	$497,650,000

(1)	Plus accrued interest on the Notes, if any, from September 18, 2020 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers against payment on or about September 18, 2020, solely in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./ N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Deutsche Bank Securities	MUFG

Co-Managers

HSBC	Natixis	SEB	Standard Chartered Bank	UniCredit Capital Markets

September 9, 2020

Prospectus Supplement

Prospectus

As used in this prospectus supplement, unless otherwise stated or the context otherwise requires:

•	the “Company” refers to Schlumberger Finance Canada Ltd.;

•	“Guarantor” or “Schlumberger Limited” refers to Schlumberger Limited, the ultimate parent of the Company;

•	the “Schlumberger Group” refers to Schlumberger Limited and its consolidated subsidiaries, including the Company; and

•

“we,” “us” and “our” and similar expressions refer to Schlumberger Limited and its consolidated subsidiaries, including the Company, except when used in connection with the “Notes,” in which case these terms refer solely to the Company.

S-i

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the Notes. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If the description of the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Neither we nor the underwriters have authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us or on our behalf. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of such documents only. Our business, properties, assets, results of operations or financial position may have changed since that date. Neither the delivery of this prospectus supplement nor of the accompanying prospectus, nor any sale made thereunder, shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of such documents. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “predicts,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” “could,” “will” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” on page S-5 and in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and the Company and the Guarantor in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements: our forecasts or expectations regarding business outlook; growth for the Schlumberger Group as a whole and for each of its segments (and for specified products or geographic areas within each segment); oil and natural gas demand and production growth; oil and natural gas prices; pricing; our response to, and preparedness for, the COVID-19 pandemic and other widespread health emergencies; access to raw materials; improvements in operating procedures and technology; capital expenditures by us and the oil and gas industry; our business strategy and the business strategies of our customers; our digital strategy; our restructuring efforts and charges recorded as a result of such efforts; our effective tax rate; our Asset Performance Solutions projects, joint ventures and alliances; future global economic and geopolitical conditions; and future results of operations. These statements are subject to risks and uncertainties, including, but not limited to, changing global economic conditions; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers and suppliers, particularly during extended periods of low prices for crude oil and natural gas; our inability to sufficiently monetize assets; the extent of future charges; general economic, geopolitical and business conditions in key regions of the world; foreign currency risk; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays or cancellations; challenges in our supply chain; production declines; our inability to recognize intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our restructuring and structural cost reduction plans; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in this prospectus supplement and in the Guarantor’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and both the Company and the Guarantor disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

This summary may not contain all of the information that may be important to you. You should read this summary together with this entire prospectus supplement and the accompanying prospectus and the documents that we have incorporated herein by reference, including the “Risk Factors” section of this prospectus supplement, and the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020.

Business

We are the world’s leading provider of technology for reservoir characterization, drilling, production and processing to the oil and gas industry. With product sales and services in more than 120 countries, we supply the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance sustainably. As of June 30, 2020, we employed approximately 85,000 people representing over 170 nationalities.

We operate in each of the major oilfield service markets through four segments: Reservoir Characterization, Drilling, Production and Cameron. Each segment consists of a number of technology-based service and product lines, or Technologies. These Technologies cover the entire life cycle of the reservoir and correspond to a number of markets in which we hold leading positions. The role of the Technologies is to support the Schlumberger Group in providing the best possible service to customers and to ensure that we remain at the forefront of technology development and services integration. The Technologies are collectively responsible for driving performance throughout their businesses; overseeing operational processes, resource allocation and personnel; and delivering superior financial results.

About the Guarantor

The Guarantor was founded in 1926 and is incorporated under the laws of Curaçao. The Guarantor is the ultimate parent of the Company.

The Guarantor has executive offices in Paris, Houston, London and The Hague. The principal U.S. market for the Guarantor’s common stock is the New York Stock Exchange, where it is traded under the symbol “SLB.”

About the Company

Schlumberger Finance Canada Ltd. is incorporated in the Province of Alberta, Canada, and its executive offices are located at 200, 125 – 9th Avenue S.E., Calgary, Alberta. The Company’s principal activities are debt issuance and intercompany group financing. The Company is part of the Schlumberger Group and all of the shares of the Company are owned indirectly by the Guarantor.

THE OFFERING

The following summary contains basic information about the Notes. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section of this prospectus supplement entitled “Description of the Notes,” including those subsections to which we have referred you below.

Issuer	Schlumberger Finance Canada Ltd.

Guarantor	Schlumberger Limited.

Notes Offered	U.S.$500,000,000 principal amount of 1.400% Senior Notes due 2025.

Maturity Date	The Notes will mature on September 17, 2025.

Interest	The Notes will bear interest at 1.400% per annum, and interest will be payable semi-annually on March 17 and September 17 of each year, beginning on March 17, 2021.

Guarantee	The Guarantor will fully and unconditionally guarantee the principal of, and any premium and interest on, the Notes and the Company’s obligations under the Indenture, as described under “Description of the Notes—Guarantee.”

The Notes will not be guaranteed by any of the Guarantor’s subsidiaries.

Minimum Denomination	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption	The Company may redeem some or all of the Notes at any time and from time to time at the redemption prices described in this prospectus supplement plus accrued and unpaid interest to the redemption date. See “Description of the Notes—Optional Redemption.”

Optional Tax Redemption	In the event that, as a result of certain tax law changes, the Company (or the Guarantor) becomes obligated to pay additional amounts as described under “Description of the Notes—Additional Amounts,” the Company (or the Guarantor) may redeem all of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest to the date of redemption as described under “Description of the Notes—Redemption Upon Changes in Tax Law.”

Payment of Additional Amounts

Any payments made by the Company, or the Guarantor under the Guarantee, will be made without withholding or deduction for taxes imposed by any jurisdiction in which the Company or the Guarantor is incorporated, organized or resident for tax purposes or through which a payment is made on the Notes on their behalf. If any such withholding or deduction is required with respect to Notes, the Company (or the Guarantor, if applicable) will pay, subject to certain exceptions, additional amounts necessary so that the net amount received by the beneficial owners after the withholding is not less than the amount that they would have received in the absence of the withholding.

For more information on additional amounts and the situations in which the Company may be required to pay additional amounts, see “Description of the Notes—Additional Amounts.”

Ranking	The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company.

The Guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Guarantor.

See “Description of the Notes—Ranking of the Notes and Guarantee.”

Certain Covenants	The Company will issue the Notes under a base indenture with The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture (as supplemented, the “Indenture”). The Indenture will, among other things, restrict the ability of the Guarantor, the Company and the Guarantor’s other subsidiaries to:

•	incur indebtedness secured by liens on specified restricted properties; and

•	consolidate or merge under specific circumstances.

For more details, see “Description of the Notes—Certain Covenants.”

Use of Proceeds	The net proceeds from the offering will be used for general corporate purposes, including the repayment of existing indebtedness. See “Use of Proceeds.”

Absence of a Public Market for the Notes	The Notes are new securities and there is currently no existing market for the Notes. Accordingly, there can be no assurances as to the development or liquidity of any market for the Notes.

Further Issuances	The Company may, from time to time, without notice to or the consent of the registered holders of the Notes, create and issue additional Notes having the same terms as, and ranking equally and ratably with, any of the outstanding Notes in all respects. Such additional Notes will also be fully and unconditionally guaranteed by the Guarantor (on the same terms and with the same ranking as the Guarantee for the Notes). See “Description of the Notes—Further Issuances.”

Assumption by a Subsidiary	Any subsidiary of the Guarantor may, at its option, assume the obligations of the Company as the issuer of the Notes and the Company will be released from its liability as obligor under the Notes. See “Description of the Notes—Assumption by a Subsidiary.”

Governing Law	The Indenture, including the Guarantee contained therein, and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Risk Factors	An investment in the Notes involves risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents we have incorporated by reference before deciding whether to invest in the Notes.

RISK FACTORS

You should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, including the risk factor disclosed in Item 8.01 of the Guarantor’s Current Report on Form 8-K filed on April 17, 2020, before making a decision to invest in the Notes. If any of the matters included in the “Risk Factors” sections were to occur, the Schlumberger Group’s business, properties, assets, financial condition, results of operations, cash flows or prospects could be materially adversely affected. Additional risks and uncertainties not currently known to the Schlumberger Group or that the Schlumberger Group currently deems immaterial may also adversely affect the Schlumberger Group’s business, reputation, financial condition, results of operations, cash flows and prospects.

The COVID-19 pandemic has significantly reduced demand for our services, and has had, and may continue to have, a material adverse impact on our financial condition, results of operations and cash flows.

The effects of the COVID-19 (coronavirus) pandemic, including actions taken by businesses and governments, have resulted in a significant and swift reduction in international and U.S. economic activity. These effects have adversely affected the demand for oil and natural gas, as well as for our services and products. The collapse in the demand for oil caused by this unprecedented global health and economic crisis, coupled with oil oversupply, has had, and is reasonably likely to continue to have, a material adverse impact on the demand for our services and products. The decline in our customers’ demand for our services and products has had, and is likely to continue to have, a material adverse impact on our financial condition, results of operations and cash flows.

While the full impact of the COVID-19 outbreak is not yet known, we are closely monitoring the effects of the pandemic on commodity demands and on our customers, as well as on our operations and employees. These effects have included, and may continue to include, adverse revenue and net income effects; disruptions to our operations; customer shutdowns of oil and gas exploration and production; employee impacts from illness, school closures and other community response measures; and temporary closures of our facilities or the facilities of our customers and suppliers.

The extent to which our operating and financial results are affected by COVID-19 will depend on various factors and consequences beyond our control, such as the duration and scope of the pandemic; additional actions by businesses and governments in response to the pandemic; and the speed and effectiveness of responses to combat the virus. COVID-19, and the volatile regional and global economic conditions stemming from the pandemic, could also aggravate the other risk factors that we identify in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. COVID-19 may also materially adversely affect our operating and financial results in a manner that is not currently known to us or that we do not currently consider to present significant risks to our operations.

The Company’s and the Guarantor’s ability to service their debt depends on the Schlumberger Group’s future performance, which may not generate cash required to service their debt.

The Company’s ability to make scheduled payments on the Notes depends on the Schlumberger Group’s future operating and financial performance and ability to generate cash. This will be affected by the Schlumberger Group’s ability to successfully implement its business strategy, as well as by general economic, financial, competitive, regulatory, technical and other factors beyond its control. If the Schlumberger Group cannot generate sufficient cash to meet its debt service obligations or fund its other business needs, the Company or the Guarantor may, among other things, need to refinance all or a portion of its obligations, including the

Notes or the Guarantee, obtain additional financing, delay planned acquisitions or capital expenditures, or sell assets. No assurance can be given that the Company or the Guarantor will be able to generate sufficient cash through any of the foregoing. If the Company and the Guarantor are not able to refinance any of their debt, obtain additional financing or sell assets on commercially reasonable terms or at all, they may not be able to satisfy their obligations with respect to their debt, including the Notes and the Guarantee.

The Notes and the Guarantee will be subordinated to any secured indebtedness of the Company and the Guarantor.

The Notes will be unsecured and unsubordinated obligations of the Company and will rank pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company, if any. The Guarantee will be the unsecured and unsubordinated obligation of the Guarantor and will rank pari passu in right of payment to all other existing and future unsecured and unsubordinated indebtedness of the Guarantor, and senior in right of payment to all subordinated indebtedness of the Guarantor, if any. However, the Notes and the Guarantee will be effectively subordinated to any secured obligations of the Company and the Guarantor to the extent of the assets serving as security therefor. In bankruptcy, the holder of a security interest with respect to any assets of the Company or the Guarantor would be entitled to have the proceeds of such assets applied to the payment of such holder’s claim before the remaining proceeds, if any, are applied to the claims of the holders of the Notes.

The Guarantee and the Notes will be structurally subordinated to the obligations of the Guarantor’s subsidiaries other than the Company.

The Guarantor currently conducts its operations through its subsidiaries. The Company’s principal activities are debt issuance and intercompany group financing. Accordingly, the Guarantor’s ability to meet its obligations, including payment of principal and interest (including any additional amounts), on the Guarantee, depends on earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or advance or repay funds to it. In addition, any of the Guarantor’s rights (including the rights of the holders of the Notes) to participate in the assets of any of its subsidiaries (other than the Company) upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors (except to the extent that the Guarantor may itself be a creditor of that subsidiary), including that subsidiary’s trade creditors and the Guarantor’s creditors who have obtained guarantees from such subsidiaries.

As a result, the Guarantee will be structurally subordinated to the obligations and liabilities of all of the Guarantor’s subsidiaries (other than the Company’s obligations and liabilities with respect to the Notes). As of June 30, 2020, the Guarantor had accounts payable and accrued liabilities of approximately U.S.$9.8 billion. In addition, the Indenture governing the Notes will permit the Guarantor’s subsidiaries, including the Company, to incur additional indebtedness, including an unlimited amount of unsecured indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by its subsidiaries.

There is currently no trading market for the Notes and an active trading market for the Notes may not develop, in which case you may not be able to resell the Notes.

There is no existing trading market for the Notes and we do not intend to list them on any securities exchange or automated quotation system. As a result, an active or liquid trading market for the Notes may not develop, or if one does develop, it may not be sustained. Future liquidity will depend on, among other things, the number of holders of the Notes, our and the Guarantor’s financial performance, the market for similar securities and the interest of securities dealers in making a market in the Notes. In addition, changes in the overall market for investment grade securities and changes in our or the Guarantor’s financial performance or in the markets where we operate may adversely affect the liquidity of the trading market in the Notes and the market price quoted for the Notes. The market, if any, for the Notes may be subject to disruptions that may cause substantial volatility in their prices. Any disruptions may have an adverse effect on the holders of the Notes.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

The Company is incorporated under the laws of the Province of Alberta, Canada and does not have any assets in the United States. It is anticipated that some or all of the directors and executive officers of the Company will be nonresidents of the United States and that all or a majority of their assets will be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or its directors and executive officers, or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, the Company cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in Canada.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting the underwriting discount and the estimated expenses of the offering payable by us) from the sale of the Notes will be approximately U.S.$497,050,000. The net proceeds from the offering will be used for general corporate purposes, including the repayment of existing indebtedness.

CAPITALIZATION

The following table sets forth the Guarantor’s and its consolidated subsidiaries’ unaudited capitalization as of June 30, 2020:

•	on an actual basis;

•	as adjusted to give effect to the sale of $350,000,000 of 2.650% Senior Notes due 2030 issued by Schlumberger Investment SA and guaranteed by Schlumberger Limited in August 2020; and

•	as further adjusted to give effect to the sale of the Notes in this offering.

This table should be read in conjunction with the Guarantor’s and its consolidated subsidiaries’ unaudited consolidated financial statements and the related notes as reported in the Guarantor’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which is incorporated by reference in this prospectus supplement and accompanying prospectus. See “Incorporation of Documents by Reference.”

	As of June 30, 2020
	Actual	As Adjusted	As Further Adjusted
	(dollars in millions)
Debt:
Short term borrowings and current portion of long-term debt	$603	$603	603
Long-term debt	16,763	17,113	17,113
Notes offered hereby	—	—	500

Total debt	17,366	17,716	18,216
Schlumberger Limited stockholders’ equity	12,040	12,040	12,040

Total capitalization	$29,406	$29,756	30,256

DESCRIPTION OF THE NOTES

Schlumberger Finance Canada Ltd. (the “Company”) is offering U.S.$500,000,000 principal amount of its 1.400% Senior Notes due 2025 (the “Notes”). The Notes are to be issued under a base indenture to be dated as of the closing date of this offering (the “Base Indenture”), as supplemented by a supplemental indenture to be dated as of the closing date of this offering (the Base Indenture as so supplemented, the “Indenture”), among the Company, Schlumberger Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”). When we refer to the Indenture, we are referring to such Base Indenture, as so supplemented, unless the context requires otherwise. The Guarantor will fully and unconditionally guarantee the Notes under a guarantee contained in the Indenture (the “Guarantee”). The terms of the Notes include those stated in the Indenture. A form of the Base Indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The Indenture will not limit the amount of debt that may be issued thereunder. The Company may issue debt securities from time to time under the Indenture in separate series (each, a “series”), each up to the aggregate principal amount authorized by the Company for such series. The Notes will constitute a single series of debt securities under the Indenture.

As used in this “Description of the Notes,” the terms “we,” “us” and “our” and similar expressions refer to the Company; and the terms “Guarantor” and “Schlumberger Limited” refer to our parent company, Schlumberger Limited, and not to any of its subsidiaries, in each case unless otherwise stated or the context otherwise requires.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Certain defined terms used in this description but not defined below have the meanings assigned to them in the Indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Notes are initially issuable in an aggregate principal amount of U.S.$500,000,000 and will mature on September 17, 2025. Interest on the Notes will be payable in U.S. dollars at the office of the Paying Agent in the Borough of Manhattan, the City of New York, New York, or, at the Company’s option, by check mailed to the address of the registered holder or, with respect to any global Note or upon application by the holder of a definitive, non-global Note to the specified office of any Paying Agent not less than 15 days before the due date of any payment, by wire transfer to a U.S. dollar account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. At final maturity, 100% of the principal amount of the Notes then maturing will be due and payable, plus accrued and unpaid interest to the applicable maturity date.

The Company may create and issue additional Notes under the Indenture with the same terms as the Notes offered hereby (other than the date of issuance and in certain circumstances the date from which interest thereon will begin to accrue). The Notes issued by the Company and any additional Notes subsequently issued by the Company under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. See “—Further Issuances.”

The Notes will be issued only in registered form without interest coupons, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof.

The Notes will bear interest at 1.400% per annum. Interest on the Notes will accrue from September 18, 2020 and will be payable by the Company on March 17 and September 17 of each year, beginning on March 17, 2021 to the person in whose name such Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on the March 2 and September 2 immediately preceding such interest payment date (whether or not a business day).

The Notes are not subject to any mandatory redemption or any sinking fund provision.

Guarantee

Schlumberger Limited will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, the Notes, and all other amounts payable under the Indenture when and as they become due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the Indenture. The Notes will not be guaranteed by any of the Guarantor’s subsidiaries.

Schlumberger Limited will:

•

agree that, if an Event of Default occurs under any of the Notes, its obligations under the Guarantee will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the Indenture or any supplement thereto; and

•	waive its right to require the Trustee or the holders of any of the Notes to pursue or exhaust their legal or equitable remedies against the Company before exercising their rights under the Guarantee.

Ranking of the Notes and the Guarantee

The Notes will be:

•	senior unsecured obligations of the Company and will rank equally and ratably with all of the Company’s other unsecured and unsubordinated indebtedness; and

•	guaranteed on a senior unsecured basis by the Guarantor, which Guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Guarantor.

Additional Amounts

All payments made by the Company under or with respect to the Notes, or by the Guarantor with respect to its Guarantee, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company (or a successor), or the Guarantor (or a successor), is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made or deemed made by or on behalf of the Company, or the Guarantor (including the jurisdiction of any Paying Agent for the Notes) or any political subdivision thereof or therein (each, together with each Relevant Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made or deemed made by or on behalf of the Company under or with respect to the Notes, as applicable, or the Guarantor under or with respect to its Guarantee, including payments of principal, redemption price, interest or premium, the Company or the Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the Notes after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)

any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of such Notes or Guarantees, as applicable, and the applicable Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such Note, the enforcement of rights under such Note or under the Guarantee or the receipt of any payments in respect of such Note or Guarantee;

(2)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of such Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had such Note been presented on the last day of such 30-day period);

(3)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)

any Tax imposed on or with respect to any payment by the Company or Guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such Note;

(5)

Taxes imposed on or with respect to a payment made to a holder of such Note who would have been able to avoid such withholding or deduction by presenting such Note (where presentation is required) to another paying agent;

(6)	any Taxes payable other than by deduction or withholding from payments under, or with respect to, such Notes or the Guarantee;

(7)

any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such Note to comply with any written request of the Company or the Guarantor addressed to the holder to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the applicable Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the applicable Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;

(8)

any Canadian withholding Taxes applicable to a payment made to any holder or beneficial owner of the Notes with which the Company, the Guarantor or a transferee of the Notes do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(9)	any Canadian withholding Taxes imposed on a payment under or with respect to the Notes or the Guarantee that is deemed under subsection 214(6) of the Income Tax Act (Canada) to be a dividend; or

(10)	any combination of items (1) through (9) above.

The Company and the Guarantor, jointly and severally, will indemnify and hold harmless the holders and beneficial owners of the Notes, and, upon written request of any holder or beneficial owner, reimburse such holder or beneficial owner for the amount of (i) any Taxes levied or imposed under the laws of Canada or any political subdivision thereof (“Canadian Taxes”) and payable by such holder or beneficial owner in connection with payments made under or with respect to the Notes held by such holder or beneficial owner or under the Guarantee (including, for greater certainty, any Taxes payable under Section 803 of the regulations under the Income Tax Act (Canada)); and (ii) any Canadian Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder or beneficial owner after such reimbursement will not be less than the net amount such holder or beneficial owner would have received if the Canadian Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph will not extend to Canadian Taxes (a) for which the applicable holder or beneficial owner would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (5) and (7) through (9) above (or any combination thereof) if the Company or the Guarantor had been required to withhold from such payments, (b) to the extent such holder or beneficial owner received Additional Amounts with respect to such payments or (c) to the extent any such Canadian Taxes are computed by reference to such holder or beneficial owner’s net income, revenue, profits or capital.

In addition to the foregoing, the Company and the Guarantor, as the case may be, will also pay and indemnify each beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by an applicable Tax Jurisdiction on the execution, delivery, issuance, or registration of the Notes, or the Indenture, Guarantee or any other document or instrument referred to therein.

If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case the Company or Guarantor will notify the Trustee promptly thereafter but no later than the business day prior to the relevant payment date) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate(s) must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to holders on the relevant payment date. The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

The Company or the Guarantor, as the case may be, will make all withholdings and deductions required by law in respect of the Notes, and will remit the full amount deducted or withheld to the applicable Tax authority in accordance with applicable law. The Company or the Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.

Upon reasonable written request, the Company or the Guarantor will furnish to the Trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or the Guarantee, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of the Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the Notes (or the Guarantee) and any political subdivision thereof or therein.

Notwithstanding any provision herein or in the Indenture, the Notes or the Guarantee to the contrary, none of the Trustee, the Registrar, any transfer agent or any Paying Agent will be required to determine the identity of a beneficial owner or be liable for any determination thereof by the Company or the Guarantor.

Optional Redemption

Prior to August 17, 2025 (one month prior to their maturity date), the Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of:

•	100% of the principal amount of such Notes then outstanding, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on such Notes to be redeemed that would have been payable in respect of such Notes calculated as if the maturity date of such Notes was August 17, 2025 (one month prior to their maturity date) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 20 basis points, plus accrued and unpaid interest on the principal amount being redeemed to (but not including) the redemption date.

“treasury rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the redemption date.

Notwithstanding the foregoing, beginning on August 17, 2025 (one month prior to their maturity date), the Notes are redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus in each case accrued and unpaid interest on the principal amount being redeemed to (but not including) the redemption date.

“comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term (“remaining life”) of the

Notes to be redeemed (assuming that such Notes to be redeemed matured on August 17, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming that such Notes matured on August 17, 2025).

“comparable treasury price” means (1) the average of four reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“independent investment banker” means either BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company.

“reference treasury dealer” means (1) BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer, and (2) any other primary treasury dealer selected by the independent investment banker after consultation with the Company.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

For the avoidance of doubt, the Trustee shall have no obligation to determine or calculate any rate, price or amount in respect of any optional redemption under the Indenture.

Redemption Upon Changes in Tax Law

The Company or the Guarantor may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of such Notes (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the date fixed by the Company or the Guarantor, as applicable, for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such Notes, the Company or the Guarantor, as applicable, is or would be required to pay Additional Amounts, and the Company or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it (for avoidance of doubt, in the case of the Guarantor, by causing the payment to be made by the Company), and the requirement arises as a result of:

(1)

any amendment to, or change in, or change in the enforcement or interpretation of, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction which change or amendment becomes effective on or after the date of original issuance of the Notes (the “Issue Date”) (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date), or

(2)

any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction, action taken by any legislative body or taxing authority or change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

Neither the Company nor the Guarantor, as applicable, will give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Company or the Guarantor, as applicable, will deliver to the Trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Company or the Guarantor to redeem such Notes hereunder. In addition, before the Company or the Guarantor, as applicable, gives notice of redemption of such Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the Guarantor, as applicable, taking reasonable measures available to it.

The Trustee will accept and will be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes.

The foregoing will also apply mutatis mutandis to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized, or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the Notes or the Guarantee, and any political subdivision thereof or therein.

Selection and Notice

If fewer than all of the Notes are to be redeemed at any time, the Trustee will select Notes in definitive, non-global form for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” such Notes to be redeemed will be selected in accordance with the procedures of the depository therefor) unless otherwise required by law or applicable stock exchange.

No Notes in principal amount of U.S.$2,000 or less can be redeemed in part. Notices of redemption will be given at least 10 but not more than 60 days before the redemption date to each holder of Notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption unless the Company or the Guarantor defaults in payment of the redemption price.

The Trustee will not be liable for selections made as contemplated in this section. Notices to holders of definitive, non-global Notes will be mailed to them at their registered addresses. For Notes which are represented by global Notes held on behalf of The Depository Trust Company (“DTC”), Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Certain Covenants

Other than the restrictions on liens described below, the Indenture and the Notes will not contain any covenants or other provisions designed to protect holders of the Notes in the event of a highly leveraged transaction. The Indenture and the Notes also will not contain provisions that give holders of the Notes the right to require the Company or the Guarantor to repurchase any Notes in the event of a decline in credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise. The Indenture governing the Notes will not obligate us to provide, and we do not intend to provide, holders of the Notes with financial statements of the Company that are separate from the Guarantor’s.

Limitation on Liens

The Guarantor will not, and will not permit any of its subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the Notes (together with, if the Company or the Guarantor so determine, any of its other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the Notes or Guarantee) will be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of consolidated net worth as shown on the Guarantor’s most recent consolidated quarterly financial statements; provided, however, that these provisions will not apply to:

(1)	mortgages existing on the date of original issuance of the Notes;

(2)

mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes a subsidiary (including a restricted subsidiary) of the Company or the Guarantor;

(3)

mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4)	mortgages in favor of the Company, the Guarantor or any other subsidiary of the Guarantor;

(5)

the mortgage of any of the Guarantor’s property or assets or any property or assets of any of its restricted subsidiaries in favor of the United States of America, Canada, or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6)	the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7)	mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders,

statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8)

mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9)	mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt; and

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage will be limited to all or a part of the same property or assets that secured the mortgage extended, renewed or replaced, plus improvements on such property or assets.

The foregoing covenant and certain other provisions of the Indenture use the following defined terms.

“capital stock” means (a) in the case of a corporation, corporate stock or shares in the capital of the corporation; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

“consolidated net worth” means the amount of total stockholders’ equity shown in the Guarantor’s most recent quarterly consolidated statement of financial position.

“mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“non-recourse debt” means indebtedness as to which (a) none of the Company, the Guarantor and its subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Guarantor or any of its other subsidiaries.

“person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Guarantor or any of its restricted subsidiaries, whether owned on or acquired after the Issue Date, unless, in the opinion of the board of directors of the Guarantor, such plant or facility or other asset is not of material importance to the total business conducted by the Guarantor and its restricted subsidiaries taken as a whole.

“restricted subsidiary” means any subsidiary of the Guarantor which owns a restricted property.

“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

Consolidation, Amalgamation, Merger and Sale of Assets

Neither the Company nor the Guarantor may consolidate, amalgamate or merge with or into any other person or transfer or lease all or substantially all of its assets to any person unless any successor or purchaser (if the Company or the Guarantor, as applicable, is not the surviving entity) expressly assumes its obligations under the Indenture and the Notes or the Guarantee, as applicable, by an indenture supplemental to the Indenture to which the Company or the Guarantor is a party, and immediately after which, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. An Officer’s Certificate and an opinion of counsel will be delivered to the Trustee, which will serve as conclusive evidence of compliance with these provisions.

It is possible that a merger, transfer, or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owners of the Notes for new securities, which could result in beneficial owners of the Notes recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of the Notes under other tax laws to which the beneficial owners are subject.

Assumption by a Subsidiary

Any subsidiary of the Guarantor may, at its option, assume the obligations of the Company under the Indenture and the Notes, provided that:

(a)	such subsidiary expressly assumes such obligations in an assumption agreement or supplemental indenture duly executed and delivered to the Trustee, and

(b)

immediately after giving effect to such assumption, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such assumption, the person so assuming the Company’s obligations under the Indenture and the Notes will succeed to, and be substituted for, and may exercise any right and power of, the Company under the Notes and the Indenture with the same effect as if such person had been the issuer thereof, and the Company will be released from its liability as obligor under the Notes. An Officer’s Certificate and an opinion of counsel will be delivered to the Trustee, which will serve as conclusive evidence of compliance with these provisions.

An assumption of the Company’s obligations as the issuer of the Notes by a subsidiary of the Guarantor may be treated for U.S. and Canadian federal income tax purposes as a taxable exchange of the Notes for new Notes issued by such subsidiary of the Guarantor. In that event, beneficial owners of such Notes may recognize taxable gain for U.S. federal income tax purposes, generally in an amount equal to the excess (if any) of the “issue price” of the new Notes over their basis in the old Notes, as well as other possible adverse tax consequences. We do not expect that a taxable exchange of the Notes for new Notes will generally have any adverse Canadian federal income tax consequences. Beneficial owners of Notes who are U.S. persons for

U.S. federal income tax purposes should consult their tax advisors regarding the U.S. and Canadian federal, state, provincial and local, and any other relevant, income tax consequences of an assumption of the Company’s obligations as issuer of Notes by a subsidiary of the Guarantor.

Pursuant to the Indenture, the Trustee will notify holders of an assumption of the Company’s obligations as the issuer of the Notes by a subsidiary of the Guarantor. Upon an assumption, such subsidiary will be required under U.S. federal income tax law to determine whether the old Notes or the new Notes are “traded on an established market” for purposes of determining the “issue price” of the new Notes for U.S. federal income tax purposes. If such subsidiary determines that either the old Notes or the new Notes are “traded on an established market,” then it will make available to holders on the Guarantor’s website (www.slb.com) within 90 days after an assumption its determination that the old Notes or the new Notes are “traded on an established market” for these purposes and the “issue price” of the new Notes. The information on or accessible through the Guarantor’s website is not incorporated herein by reference.

Events of Default

The following will be “Events of Default” with respect to the Notes:

•	the Company’s failure to pay any interest on the Notes within 30 days after such interest becomes due and payable;

•	the Company’s failure to pay principal of the Notes at maturity, or if applicable, the redemption price, when the same become due and payable;

•

the Company’s failure to comply with any of its covenants or agreements in the Notes or the Indenture (other than an agreement or covenant that the Company has included in the Indenture solely for the benefit of another series of debt securities that does not constitute part of the Notes) for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure;

•

except as permitted by the Indenture, the Guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any authorized person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under its Guarantee; and

•	certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor.

A default under the Notes or another series of debt securities issued under the Indenture will not necessarily be a default under another series of debt securities under the Indenture. The Trustee may withhold notice to the holders of the Notes issued under such Indenture of any default or Event of Default (except in any payment on the Notes) if the Trustee considers it in the interest of the holders of such Notes to do so.

If an Event of Default for the Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of such outstanding Notes may require the Company to pay immediately the principal amount plus accrued and unpaid interest on such Notes. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to the Company (or with respect to the Guarantor), the principal amount plus accrued and unpaid interest on the Notes (or in the case of the Guarantor, all Notes) will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of such outstanding Notes may in some cases rescind this accelerated payment requirement.

A holder of Notes may pursue any remedy under the Indenture applicable to such Notes only if:

•	the holder gives the Trustee written notice of a continuing Event of Default for such Notes;

•	the holders of at least 25% in principal amount of such outstanding Notes make a written request to the Trustee to pursue the remedy;

•	the holder furnishes to the Trustee indemnity or security reasonably satisfactory to the Trustee;

•	the Trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of such outstanding Notes do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of Notes to sue for enforcement of any overdue payment with respect to such Notes.

In most cases, holders of a majority in principal amount of the outstanding Notes issued by the Company (or of all outstanding debt securities under the Indenture affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee with respect to such Notes; and

•	exercising any trust or power conferred on the Trustee not relating to or arising under an Event of Default with respect to such Notes.

The Indenture requires the Company to file with the Trustee each year an Officer’s Certificate as to its compliance with the covenants contained in the Indenture.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes or Guarantee may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes (including, without limitation, additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or Guarantee may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes (including, without limitation, additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes) (other than in respect of a provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby).

Without the consent of each holder of Notes affected thereby, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

•	reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the Notes;

•	reduce the principal or change the stated maturity of the Notes;

•	reduce any premium payable on the redemption of the Notes or change the time at which the Notes may or must be redeemed;

•	change any obligation to pay Additional Amounts on the Notes;

•	make payments on the Notes payable in currency other than as originally stated in the Notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on the Notes;

•

make any change in the percentage of aggregate principal amount of the Notes necessary to waive compliance with certain provisions of the Indenture such Notes were issued under or to make any change in this provision for modification; or

•	waive a continuing default or Event of Default regarding any payment on the Notes.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantor and the Trustee may amend or supplement the Indenture, the Notes or Guarantee in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the Company’s or the Guarantor’s obligations under the Indenture, and the Notes or the Guarantee, as applicable, by a successor upon any merger, amalgamation, consolidation or asset transfer in accordance with the requirements under “—Consolidation, Amalgamation, Merger and Sale of Assets” or to provide for the assumption of the Company’s obligations under the Indenture and the Notes by a subsidiary of the Guarantor in accordance with the requirements under “—Assumption by a Subsidiary” above;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide any security for or guarantees of the Notes or for the addition of an additional obligor on the Notes;

•	to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, if applicable;

•	to add covenants that would benefit the holders of the outstanding Notes or to surrender any rights the Company has under the Indenture;

•

to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination will not become effective with respect to any outstanding Notes created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•	to issue additional Notes; provided that such additional Notes have the same terms as, and will be deemed part of the same series as, the Notes to the extent required under the Indenture;

•

to evidence and provide for the acceptance and appointment of a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional Events of Default with respect to the Notes; and

•	to make any change that does not adversely affect any of the outstanding Notes in any material respect.

The holders of a majority in principal amount of the outstanding Notes issued by the Company may waive any existing or past default or Event of Default with respect to those Notes. Notwithstanding the foregoing, those holders may not, however, waive any default or Event of Default in any payment on any Note. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it will be sufficient if such consent approves the substance of it.

No Personal Liability of Directors, Officers, Employees, Stockholders and Certain Others

No director, officer, employee, incorporator or similar founder, stockholder or member of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, Indenture or Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance

The term defeasance means the discharge of the Company from some or all of its obligations under the Indenture. If the Company deposits with the Trustee funds or government obligations (as defined in the Indenture) sufficient to make payments on the Notes on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	it will be discharged from its obligations with respect to such Notes, except as described in the paragraph immediately below (“legal defeasance”); or

•

it will no longer have any obligation to comply with the restrictive covenants under the Indenture with respect to the Notes, and the related Events of Default will no longer apply to the Company (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option with respect to the Notes, the Company and the Guarantor will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Guarantee, and to have satisfied all other obligations under such Notes, the Guarantee and the Indenture, except as to (i) the Company’s obligations to register the transfer or exchange of the Notes, replace stolen, lost or mutilated Notes, pay Additional Amounts, maintain paying agencies, and hold moneys for payment in trust, and (ii) the obligation of the Company and the Guarantor to compensate and indemnify the Trustee.

In the case of covenant defeasance, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the Indenture, however, the remainder of the Indenture and the Notes and the Guarantee will be unaffected by the occurrence of covenant defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the

Indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In addition to the other requirements, we will be required to deliver to the Trustee (i) an opinion of counsel or a tax ruling to the effect that the deposit and related defeasance would not cause the beneficial owners of the Notes to recognize income, gain or loss for U.S. federal income tax purposes, and (ii) an opinion of counsel or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the beneficial owners of the Notes will not recognize income, gain, or loss for Canadian federal, provincial or territorial income tax purposes as a result of the deposit and related defeasance and will be subject to Canadian federal, provincial or territorial income or other Canadian tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and related defeasance had not occurred. If the Company elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service and from the Canada Revenue Agency (or successor agency) or changes in law to that effect.

Concerning the Trustee

The Bank of New York Mellon will be trustee under the Indenture. The Trustee performs services for the Guarantor and its subsidiaries in the ordinary course of business.

If an Event of Default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any Notes issued under the Indenture only after those holders have furnished the Trustee indemnity or security reasonably satisfactory to it.

If the Trustee becomes a creditor of the Company, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939, as amended), it must eliminate such conflict, resign or obtain an order from the Securities and Exchange Commission (the “SEC”) permitting it to remain as Trustee.

Paying Agent and Registrar for the Notes

We will maintain a paying agent (the “Paying Agent”) for the Notes in the Borough of Manhattan, City of New York. Upon written notice to the Trustee accompanied by an Officer’s Certificate, we may appoint one or more Paying Agents, other than the Trustee, for the Notes. If we fail to appoint or maintain another entity as Paying Agent, the Trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the Trustee, may act as Paying Agent. The initial Paying Agent will be The Bank of New York Mellon in New York.

We will also maintain a registrar (the “Registrar”) with an office in the Borough of Manhattan, City of New York. Upon written notice to the Trustee accompanied by an Officer’s Certificate, we may appoint one or more registrars, other than the Trustee, for the Notes. If we fail to appoint or maintain another entity as Registrar, the Trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the Trustee, may act as Registrar. The initial Registrar will be The Bank of New York Mellon in New York.

We will also maintain a transfer agent with an office in the Borough of Manhattan, City of New York. Each transfer agent will perform the functions of a transfer agent. Upon written notice to the Trustee accompanied by an Officer’s Certificate, we may appoint one or more transfer agents, other than the Trustee, for the Notes. If we fail to appoint or maintain another entity as transfer agent, the Trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the Trustee, may act as transfer agent. The initial transfer agent will be The Bank of New York Mellon in New York.

The Registrar will maintain a register reflecting ownership of Notes outstanding from time to time and the Paying Agent will make payments on and facilitate transfer of Notes on our behalf.

We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of Notes.

Further Issuances

The Company may, from time to time, without notice to or consent of the registered holders of the Notes, increase the principal amount of such Notes that may be issued under the Indenture and issue such increased principal amount (or any portion thereof), in which case any such additional Notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes, including for purposes of voting and redemptions; provided, however, that a separate CUSIP or ISIN would be issued for the additional Notes, unless the Notes and the additional Notes are fungible for U.S. federal income tax purposes. Such additional Notes will also be guaranteed by the Guarantor (with the same ranking as the Guarantee for the Notes).

Book-Entry, Delivery and Form

We will issue the Notes in registered, global form (each, a “global Note”), without coupons, in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, that will be deposited with, or on behalf of, DTC. The global Notes will be registered in the name of Cede & Co., DTC’s nominee.

Beneficial interests in the global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global Notes in DTC (in the United States) through its direct and indirect participants, including Clearstream or Euroclear. Investors may hold their interests in the global Notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global Notes will be held in authorized denominations. Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Notes represented by a global Note can be exchanged for definitive securities in registered form only if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global Notes or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either case, we fail to appoint a successor depositary within 90 days of such event; or

•	we determine that the Notes will no longer be represented by a global Note and execute and deliver to the Trustee an Officer’s Certificate to such effect.

A global Note that can be exchanged as described in the preceding sentence will be exchanged for definitive Notes issued in authorized denominations in registered form for the same aggregate amount. The definitive Notes will be registered in the names of the owners of the beneficial interests in the global Note as directed by DTC.

We will make principal and interest payments on all Notes represented by a global Note to a Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented by a global Note for all purposes under the Indenture. Accordingly, we, the Guarantor, the Trustee, any Paying Agent, Registrar or transfer agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a Note represented by a global Note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global Note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the Notes represented by a global Note will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global Note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry Notes may be more difficult to pledge because of the lack of a physical Note.

DTC

So long as DTC or its nominee is the registered owner of a global Note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by that global Note for all purposes of the Notes. Except as set forth above, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered owners or holders of Notes under the Indenture. Accordingly, each person owning a beneficial interest in a global Note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global Note. Beneficial owners may experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global Note desires to take any action which a holder is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global Note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global Note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but none of us, the Trustee or any of our respective agents takes any responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Notes.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the Notes are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of the Company, the Trustee, the Registrar, any Paying Agent or any transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations generally applicable to a Non-Canadian Holder (as defined below) who acquires, as beneficial owner, Notes issued hereunder (including entitlement to receive all payments, including interest and principal, made in respect thereof) for cash at their original issue price pursuant to this prospectus supplement and the accompanying prospectus. This summary is based on the facts set out in this prospectus supplement, the accompanying prospectus, the current provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), relevant jurisprudence, and our counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), made publicly available in writing, all as in effect as of the date of this prospectus supplement. Except for specifically proposed amendments to the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus supplement (“Tax Proposals”), this summary does not otherwise take into account or anticipate proposed or possible changes in law, whether by judicial, regulatory, legislative or governmental decision or action, or changes in the administrative policies and assessing practices of the CRA, nor does it consider the tax legislation of any province, territory or foreign jurisdiction which may differ from the Canadian federal income tax considerations discussed herein. This summary assumes that all Tax Proposals will be enacted as proposed. No assurances can be given that the Tax Proposals will be enacted as currently proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective purchaser of Notes. The tax considerations applicable to a purchaser will depend on such purchaser’s personal circumstances. Accordingly, all prospective purchasers are urged to consult their own tax advisors regarding the income tax consequences associated with purchasing, holding and disposing of the Notes, having regard to their own particular circumstances.

This summary is only applicable to a purchaser who, at all relevant times, for the purposes of the Tax Act: (i) is not resident in Canada and is not deemed to be resident in Canada; (ii) does not use or hold, and is not deemed to use or hold, Notes in, or in the course of, carrying on a business in Canada; (iii) is not an insurer who carries on an insurance business, or is deemed to carry on an insurance business, in Canada and/or elsewhere; (iv) deals at arm’s length with us, the Guarantor, each of the underwriters, any Subsidiary of the Guarantor that is resident in Canada for purposes of the Tax Act and that assumes the obligations of the issuer under the Notes and the Indenture (a “Substituted Issuer”) and with any transferee who is resident in Canada (or deemed to be resident in Canada) and to whom the purchaser assigns or otherwise transfers Notes; and (v) is not a “specified shareholder” of us or any Substituted Issuer that is a resident of Canada for purposes of the Tax Act within the meaning of subsection 18(5) of the Tax Act or a person that does not deal at arm’s length with any such specified shareholder (each such purchaser is referred to herein as a “Non-Canadian Holder”). Generally, a “specified shareholder” of a corporation is a person that owns or is deemed to own, either alone or together with persons with whom the shareholder does not deal at arm’s length for purposes of the Tax Act, shares of the capital stock of the corporation that either (a) give the holders of such shares 25% or more of the votes that could be cast at an annual meeting of the shareholders of the corporation or (b) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of capital stock of the corporation.

No Canadian withholding tax will apply to interest, principal, premium, bonus or penalty paid or credited, or deemed to be paid or credited, to a Non-Canadian Holder on the Notes, or the proceeds received by a Non- Canadian Holder on the disposition of a Note, including on a redemption, payment on maturity, repurchase or the assumption of the issuer’s obligations under the Notes and the Indenture by a Substituted Issuer. No other tax on income or gains will be payable under the Tax Act by a Non-Canadian Holder on interest, principal, premium, bonus or penalty paid or credited, or deemed to be paid or credited, or on the proceeds received on the disposition of a Note, including on a redemption, payment on maturity, repurchase or the assumption of the issuer’s obligations under the Notes and the Indenture by a Substituted Issuer.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax consequences to U.S. Holders (as defined below) relating to the ownership and disposition of Notes as of the date hereof, and does not purport to be to be a complete analysis of all the potential tax considerations relating thereto. Except where noted, this summary deals only with Notes that are held as capital assets (within the meaning of Section 1221 of the Code (as defined below)) by a beneficial owner who acquired the Notes upon original issuance at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of Notes are sold for money.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in the Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences of the ownership and disposition of the Notes.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and do not intend to seek a ruling from the Internal Revenue Service (the “IRS”), on any aspect of these transactions. Accordingly, we cannot assure you that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge to those views by the IRS in the event of litigation. This summary does not address all aspects of United States federal income taxes (including the alternative minimum tax and timing rules under Section 451(b) of the Code that apply to persons that maintain certain specified financial statements) and does not deal with foreign, state, local or other tax considerations that may be relevant to beneficial owners of the Notes in light of their particular circumstances. In addition, it does not present a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, if you are a dealer in securities, a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings, a bank or other financial institution, a regulated investment company, a real estate investment trust, an employee stock ownership plan, a pass-through entity (or an owner of a pass-through entity), a corporation that accumulates earnings to avoid tax, an insurance company, a tax-exempt organization, a person that owns Notes as part of a straddle, hedge, constructive sale, conversion, or other integrated transaction for U.S. federal income tax purposes, a person that purchases or sells Notes as part of a wash sale for tax purposes, or a person whose functional currency for tax purposes is not the U.S. dollar). A change in law may alter significantly the tax considerations that we describe in this summary.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction and the possible effects of changes in tax laws.

Certain Contingent Payments

We may become obligated to pay an amount in excess of the stated interest and/or the principal amount of the Notes, as described, for example, in “Description of the Notes—Optional Redemption” and “Description of the Notes—Additional Amounts.” The obligation to make these payments may cause a special method of accounting for interest income and expense arising with respect to debt instruments that provide for one or more contingent payments (“contingent payment debt instruments”) to apply. The relevant U.S. Treasury regulations state, however, that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We believe and intend to take the position that the Notes are not contingent payment debt instruments under United States federal income tax law because the contingency that would require us to make any of these contingent payments is remote, or is incidental. Our determination is binding on you, unless you disclose in the proper manner to the IRS that you are taking a different position. Our determination is not, however, binding on the IRS, and if the IRS successfully takes a contrary position, you may be required (i) to accrue interest income at a rate higher than the stated interest rate on the Notes, and (ii) to treat as ordinary income, rather than capital gain, a portion or all of any gain on the sale or retirement of the Notes. You should consult your tax advisor about the risk of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments.

Interest

Interest on a Note will generally be taxable to you as ordinary interest income as it accrues or is received by you, in accordance with your usual method of accounting for U.S. federal income tax purposes. Interest income from the Notes will constitute foreign-source income, which may be relevant to you in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Sale, Exchange or Other Taxable Dispositions of Notes

If, upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Note. Your adjusted tax basis in a Note will generally be equal to your cost for the Note (increased by any accrued but unpaid interest that you have previously taken into income).

Such gain or loss will generally be treated as capital gain or loss, and will be treated as long-term capital gain or loss if your holding period for the Note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss, if any, will generally be U.S.-source income for purposes of computing your foreign tax credit limitation.

Additional Tax on Net Investment Income

U.S. persons that are individuals, estates, or certain trusts are generally subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). Your net investment income will generally include any income or gain you recognize with respect to the Notes, unless such income or gain is derived in the ordinary course of the conduct of your trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. persons that are individuals, estates, or trusts should consult their tax advisors on the applicability of this additional tax to its income and gains in respect of their investment in the Notes.

Information Reporting and Backup Withholding

U.S. federal backup withholding will apply to interest on the Notes and proceeds from the sale or other disposition of the Notes unless (a) you are an exempt recipient and, when required, demonstrate this fact, (b) you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or (c) in certain circumstances, you certify under penalty of perjury that you are not subject to backup withholding. The backup withholding rate is currently 24%. A U.S. Holder who does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

You will also be subject to information reporting on interest on the Notes and proceeds from the sale or other disposition of the Notes, unless you are an exempt recipient and appropriately establish that exemption.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your tax advisor as to particular tax consequences to you of holding and disposing of the Notes, including the applicability and effect of any non-U.S., state, local or other tax laws, and of any pending or subsequent changes in applicable laws.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement among us, the Guarantor and the underwriters named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$87,500,000
Goldman Sachs & Co. LLC	87,500,000
J.P. Morgan Securities LLC	87,500,000
Morgan Stanley & Co. LLC	87,500,000
Deutsche Bank Securities Inc.	37,500,000
MUFG Securities Americas Inc.	37,500,000
HSBC Securities (USA) Inc.	15,000,000
Natixis Securities Americas LLC	15,000,000
Skandinaviska Enskilda Banken AB	15,000,000
Standard Chartered Bank	15,000,000
UniCredit Capital Markets LLC	15,000,000

Total	$500,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of 0.200% of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us
Per Note	0.350%
Total	$1,750,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately U.S.$600,000.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Selling Restrictions

European Economic Area and the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA and the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA and the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as

“relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Luxembourg

The terms and conditions relating to this prospectus supplement have not been approved by and will not be submitted for approval to the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) for purposes of public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the Notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement, the Indenture nor any other circular, prospectus, form of application, advertisement or other material related to such offer may be distributed, or otherwise be made available in or from, or published in, Luxembourg except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purposes of the Prospectus Regulation and the Luxembourg law of 16 July 2019 on prospectuses for securities.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been, and neither will be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore, other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA—The Notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

Settlement and Sale of the Notes

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the Notes. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade Notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Schlumberger Group and to persons and entities with relationships with the Schlumberger Group, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

LEGAL MATTERS

Certain legal matters in connection with the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, Bennett Jones LLP, Calgary, Alberta and STvB Advocaten (Europe) N.V., Amsterdam, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Guarantor files annual, quarterly and other reports and other information with the SEC. You may read and download its filings over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

In addition, the Guarantor’s SEC filings are available on its website at www.slb.com at no cost as soon as reasonably practicable after its electronic filing or furnishing thereof with the SEC. Please note that any internet addresses provided in this prospectus supplement and the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found on or accessible through such internet addresses is intended or deemed to be incorporated by reference herein.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we can disclose important information to you by referring you to another document that the Guarantor has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement or the accompanying prospectus. These documents contain important information about the Schlumberger Group and its financial condition, business and results.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus the following documents listed below and any other filings made by the Guarantor under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement or pricing supplement:

•

the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on January  22, 2020 (including the portions of the proxy statement for the Guarantor’s 2020 annual meeting of stockholders incorporated by reference therein);

•	the Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on April 22, 2020 and July 29, 2020, respectively; and

•

the Guarantor’s Current Reports on Form 8-K as filed with the SEC on February  14, 2020, April  1, 2020, April  17, 2020 (Item 8.01 only), June  16, 2020 (Item 2.05 only), June  26, 2020, July  24, 2020 (Item 5.02 only) and August 11, 2020.

Any statement contained in this prospectus supplement and accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and accompanying prospectus or in any other document subsequently filed with the SEC which is or is deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

If information in any of these incorporated documents conflicts with information in this prospectus supplement or the accompanying prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus supplement or the accompanying prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe Street, 17th Floor

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on or accessible through the Guarantor’s website) is incorporated by reference into this prospectus supplement and accompanying prospectus.

PROSPECTUS

Schlumberger Finance Canada Ltd.

Senior Debt Securities

Fully and Unconditionally Guaranteed by

Schlumberger Limited

Schlumberger Finance Canada Ltd. (the “Company”) may, from time to time, offer to sell senior debt securities. Schlumberger Limited (the “Guarantor”), the ultimate parent company of the Company, will fully and unconditionally guarantee such senior debt securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

Investing in the securities involves risks. You should carefully consider the information in the “Risk Factors” section beginning on page 4 of this prospectus, including those risks incorporated by reference in this prospectus and in any prospectus supplement, before deciding whether to invest in the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 9, 2020

Neither the Company nor the Guarantor have authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. The business, properties, assets, results of operations, financial position or prospects of the Company and the Guarantor may have changed since that date. Neither the delivery of this prospectus nor of any prospectus supplement, nor any sale made thereunder, will imply that the information herein is correct as of any date subsequent to the date on the cover of those documents. Neither the Company nor the Guarantor is making an offer of these securities in any jurisdiction where the offer is not permitted.

As used in this prospectus, unless otherwise stated or the context otherwise requires:

•	the “Company” refers to Schlumberger Finance Canada Ltd.;

•	“Guarantor” or “Schlumberger” refers to Schlumberger Limited, the ultimate parent of the Company;

•	the “Schlumberger Group” refers to Schlumberger Limited and its consolidated subsidiaries, including the Company; and

•

“we,” “us” and “our” and similar expressions refer to Schlumberger Limited and its consolidated subsidiaries, including the Company, except when used in connection with “securities,” in which case these terms refer only to the Company.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

By using an automatic shelf registration statement, we may, at any time and from time to time, offer securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC’s rules and regulations, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus, the prospectus supplement and any pricing supplement, you should rely on the information in the prospectus supplement and any pricing supplement. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date of such document.

To understand the terms of the securities, you should carefully read this document, the applicable prospectus supplement and any applicable pricing supplement. Together, they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about the Schlumberger Group and Schlumberger’s financial statements. You can read the registration statement and exhibits on the SEC’s website as described under “Where You Can Find More Information.”

About the Guarantor

The Guarantor, together with its subsidiaries, is the world’s leading provider of technology for reservoir characterization, drilling, production and processing to the oil and gas industry. With product sales and services in more than 120 countries, Schlumberger supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance sustainably. As of June 30, 2020, we employed approximately 85,000 people representing over 170 nationalities.

The Guarantor was founded in 1926 and is incorporated under the laws of Curaçao. The Guarantor is the ultimate parent of the Company.

The Guarantor has executive offices in Paris, Houston, London and The Hague. The principal U.S. market for Schlumberger’s common stock is the New York Stock Exchange, where it is traded under the symbol “SLB.”

About the Company

Schlumberger Finance Canada Ltd. is incorporated in the Province of Alberta, Canada, and its executive offices are located at 200, 125 – 9th Avenue S.E., Calgary, Alberta. The Company’s principal activities are debt issuance and intercompany group financing. The Company is part of the Schlumberger Group, and all of the shares of the Company are owned indirectly by the Guarantor.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “predicts,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” “could,” “will” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” on page 4 and in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and the Company and the Guarantor in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	the Schlumberger Group’s forecasts or expectations regarding business outlook;

•	growth for the Schlumberger Group as a whole and for each of its segments (and for specified products or geographic areas within each segment);

•	oil and natural gas demand and production growth;

•	oil and natural gas prices;

•	pricing;

•	the Schlumberger Group’s response to, and preparedness for, the COVID-19 pandemic and other widespread health emergencies;

•	access to raw materials;

•	improvements in operating procedures and technology;

•	capital expenditures by the Schlumberger Group and the oil and gas industry;

•	the business strategies of the Schlumberger Group and its customers;

•	the Schlumberger Group’s digital strategy;

•	the Schlumberger Group’s restructuring efforts and charges recorded as a result of such efforts;

•	the Schlumberger Group’s effective tax rate;

•	the Schlumberger Group’s Asset Performance Solutions projects, joint ventures and alliances;

•	future global economic and geopolitical conditions; and

•	future results of operations.

These statements are subject to risks and uncertainties, including, but not limited to:

•	changing global economic conditions;

•	changes in exploration and production spending by the Schlumberger Group’s customers and changes in the level of oil and natural gas exploration and development;

•	the results of operations and financial condition of the Schlumberger Group’s customers and suppliers, particularly during extended periods of low prices for crude oil and natural gas;

•	the Schlumberger Group’s inability to sufficiently monetize assets;

•	the extent of future charges;

•	general economic, geopolitical and business conditions in key regions of the world;

•	foreign currency risk;

•	pricing pressure;

•	weather and seasonal factors;

•	unfavorable effects of health pandemics;

•	availability and cost of raw materials;

•	operational modifications, delays or cancellations;

•	challenges in the Schlumberger Group’s supply chain;

•	production declines;

•

the Schlumberger Group’s inability to recognize intended benefits from its business strategies and initiatives, such as digital or new energy, as well as its restructuring and structural cost reduction plans;

•

changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives;

•	the inability of technology to meet new challenges in exploration;

•	the competitiveness of alternative energy sources or product substitutes; and

•	other risks and uncertainties detailed in this prospectus and in the Guarantor’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to the Company or the Guarantor or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and both the Company and the Guarantor disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Risk Factors

Investing in the securities involves risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively, before deciding whether to invest in the securities. These risks could cause the business, properties, assets, financial condition, results of operations, cash flows or prospects of the Company or the Guarantor to be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect the business and operations of the Company or the Guarantor.

Where You Can Find More Information

The Guarantor files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download its filings over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

In addition, the Guarantor’s SEC filings are available free of charge through its Investor Relations website at www.investorcenter.slb.com, as soon as reasonably practicable after such material is filed with or furnished to the SEC. Copies are also available, without charge, from Schlumberger Investor Relations, 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found or provided at such internet addresses (including any information on or accessible through the Guarantor’s website) is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

The SEC allows us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document that the Guarantor has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Schlumberger Group and its financial condition, business and results.

We are incorporating by reference into this prospectus the following documents listed below and any other filings made by the Guarantor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of any offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement or pricing supplement:

•

the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on January  22, 2020 (including the portions of the proxy statement for the Guarantor’s 2020 annual meeting of stockholders incorporated by reference therein);

•	the Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on April 22, 2020 and July 29, 2020, respectively; and

•

the Guarantor’s Current Reports on Form 8-K as filed with the SEC on February  14, 2020, April  1, 2020, April  17, 2020 (Item 8.01 only), June  16, 2020 (Item 2.05 only), June  26, 2020, July 24, 2020 (Item  5.02 only) and August 11, 2020.

Any statement contained in this prospectus and any accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus and any accompanying prospectus or in any other document subsequently filed with the SEC that is or is deemed to be incorporated by reference in this prospectus and any accompanying prospectus modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus.

If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe Street, 17th Floor

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on or accessible through the Guarantor’s website) is incorporated by reference into this prospectus.

Use of Proceeds

Unless we otherwise state in a prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes of the Schlumberger Group. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including the Guarantor’s common stock.

Description of Debt Securities

The following is a general description of the debt securities that the Company may issue from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of Debt Securities,” the terms “we,” “us” and “our” and similar expressions refer to the Company and not to any of its consolidated subsidiaries; and the terms “Guarantor” and “Schlumberger” refer to our parent company, Schlumberger Limited, and not to any of its subsidiaries, in each case unless otherwise stated or the context otherwise requires.

Certain defined terms used in this description but not defined below have the meanings assigned to them in an indenture, which we refer to as the indenture, to be entered into among us, Schlumberger Limited, as guarantor, and The Bank of New York Mellon, as trustee, as may be amended, modified and/or supplemented from time to time.

General

The debt securities that we may issue will be senior debt securities that will be issued under the indenture. In addition, the indenture may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indenture. The Guarantor will fully and unconditionally guarantee the debt securities under a guarantee contained in the indenture (the “Guarantee”). You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities that can be issued thereunder and provides that the debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities of the series to be issued;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of and interest, if any, on the debt securities of the series will be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the indenture;

•

the date or dates from which such interest will accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed by us, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series will be payable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or events of default set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees on the debt securities of the series, if different from the provisions set forth in the indenture;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•

whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

any and all additional, eliminated or changed terms that will apply to the debt securities of the series, including any terms that may be required by or advisable under U.S. laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series; and

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and with any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indenture that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indenture and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indenture and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Guarantees

The Guarantor will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, the debt securities, and all other amounts payable under the indenture when and as they become due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the indenture. The debt securities will not be guaranteed by any of the Guarantor’s subsidiaries.

The Guarantor will:

•

agree that, if an event of default occurs under any of the debt securities, its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the indenture or any supplement thereto; and

•

waive its right to require the trustee or the holders of any of the debt securities to pursue or exhaust their legal or equitable remedies against the Company before exercising their rights under the guarantees.

Ranking of the Debt Securities and the Guarantee

The debt securities of any series will be:

•	senior unsecured obligations of the Company and will rank equally and ratably with all of the Company’s other unsecured and unsubordinated indebtedness; and

•	guaranteed on a senior unsecured basis by the Guarantor, which Guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Guarantor.

Additional Amounts

All payments made by the Company under or with respect to its debt securities, or by the Guarantor with respect to its Guarantee, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company (or a successor), or the Guarantor (or a successor), is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made or deemed made by or on behalf of the Company, or the Guarantor (including the jurisdiction of any Paying Agent for the applicable debt securities) or any political subdivision thereof or therein (each, together with each Relevant Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made or deemed made by or on behalf of the Company under or with respect to its debt securities, as applicable, or the Guarantor under or with respect to its Guarantee, including payments of principal, redemption price, interest or premium, the Company or the Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the applicable debt securities after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)

any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of such debt securities or guarantees, as applicable, and the applicable Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such debt securities, the enforcement of rights under such debt securities or under the Guarantee or the receipt of any payments in respect of such debt securities or Guarantee;

(2)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of such debt securities for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the applicable debt securities been presented on the last day of such 30-day period);

(3)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)

any Tax imposed on or with respect to any payment by the Company or Guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such debt securities;

(5)

Taxes imposed on or with respect to a payment made to a holder of such debt securities who would have been able to avoid such withholding or deduction by presenting such debt securities (where presentation is required) to another paying agent;

(6)	any Taxes payable other than by deduction or withholding from payments under, or with respect to, such debt securities or the Guarantee;

(7)

any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such debt securities to comply with any written request of the Company or the Guarantor addressed to the holder to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the applicable Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the applicable Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;

(8)

any Canadian withholding Taxes applicable to a payment made to any holder or beneficial owner of the debt securities with which the Company, the Guarantor or a transferee of the debt securities do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(9)

any Canadian withholding Taxes imposed on a payment under or with respect to the debt securities or the Guarantee that is deemed under subsection 214(6) of the Income Tax Act (Canada) to be a dividend; or

(10)	any combination of items (1) through (9) above.

The Company and the Guarantor, jointly and severally, will indemnify and hold harmless the holders and beneficial owners of debt securities, and, upon written request of any holder or beneficial owner, reimburse such holder or beneficial owner for the amount of (i) any Taxes levied or imposed under the laws of Canada or any political subdivision thereof (“Canadian Taxes”) and payable by such holder or beneficial owner in connection with payments made under or with respect to the debt securities held by such holder or beneficial owner or under the Guarantee (including, for greater certainty, any Taxes payable under Section 803 of the regulations under the Income Tax Act (Canada)); and (ii) any Canadian Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder or beneficial owner after such reimbursement will not be less than the net amount such holder or beneficial owner would have received if the Canadian Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph will not extend to Canadian Taxes (a) for which the applicable holder or beneficial owner would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (5) and (7) through (9) above (or any combination thereof) if the Company or the Guarantor had been required to withhold from such payments, (b) to the extent such holder or beneficial owner received Additional Amounts with respect to such payments or (c) to the extent any such Canadian Taxes are computed by reference to such holder or beneficial owner’s net income, revenue, profits or capital.

In addition to the foregoing, the Company and the Guarantor, as the case may be, will also pay and indemnify each beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by an applicable Tax Jurisdiction on the execution, delivery, issuance, or registration of the debt securities, or the related indenture, Guarantee or any other document or instrument referred to therein.

If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case the Company or Guarantor will notify the trustee promptly thereafter but no later than the business day prior to the relevant payment date) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate(s) must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to holders on the relevant payment date. The trustee will be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

The Company or the Guarantor, as the case may be, will make all withholdings and deductions required by law in respect of the debt securities, and will remit the full amount deducted or withheld to the applicable Tax authority in accordance with applicable law. The Company or the Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.

Upon reasonable written request, the Company or the Guarantor will furnish to the trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

Whenever in the indenture or in this “Description of Debt Securities” there is mentioned, in any context, the payment of amounts based upon the principal amount of the debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities or any Guarantee, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a holder or beneficial owner of the debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the applicable debt securities (or any Guarantee) and any political subdivision thereof or therein.

Notwithstanding any provision in the indenture, the debt securities or any Guarantee to the contrary, none of the trustee, the Registrar, any transfer agent or any Paying Agent will be required to determine the identity of a beneficial owner or be liable for any determination thereof by the Company or the Guarantor.

Optional Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof).

Redemption Upon Changes in Tax Law

The Company may redeem the debt securities (and the Guarantor may redeem any debt securities which it has guaranteed), in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of such debt securities (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the date fixed by the Company or the Guarantor, as applicable, for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such debt securities, the Company or the Guarantor, as applicable, is or would be required to pay Additional Amounts, and the Company or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it (for avoidance of doubt, in the case of the Guarantor, by causing the payment to be made by the Company), and the requirement arises as a result of:

(1)

any amendment to, or change in, or change in the enforcement or interpretation of, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction which change or amendment becomes effective on or after the date of original issuance of the relevant debt securities (the “Issue Date) (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date), or

(2)

any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction, action taken by any legislative body or taxing authority or change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

Neither the Company nor the Guarantor, as applicable, will give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the applicable debt securities was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the debt securities of such series pursuant to the foregoing, the Company or the Guarantor, as applicable, will deliver to the trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Company or the Guarantor to redeem such debt securities hereunder. In addition, before the Company or the Guarantor, as applicable, gives notice of redemption of such debt securities as described above, it will deliver to the trustee an officer’s certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the Guarantor, as applicable, taking reasonable measures available to it.

The trustee will accept and will be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the debt securities of such series.

The foregoing will also apply mutatis mutandis to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the debt securities of such series (or any Guarantee) and any political subdivision thereof or therein.

Selection and Notice

If fewer than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series in definitive, non-global form for redemption on a pro rata basis (or, in the case of debt securities issued in global form as discussed under “—Book-Entry, Delivery and Form,” such debt securities of such series to be redeemed will be selected in accordance with the procedures of the depository therefor) unless otherwise required by law or applicable stock exchange.

No debt securities in principal amount of less than the minimum authorized denomination can be redeemed in part. Unless otherwise described in a prospectus supplement relating to any debt securities, notices of redemption will be given at least 10 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of the debt securities called for redemption unless the Company or the Guarantor defaults in payment of the redemption price.

The trustee will not be liable for selections made as contemplated in this section. Notices to holders of definitive non-global securities will be mailed to them at their registered addresses. For any debt securities which are represented by global securities held on behalf of the relevant Debt Depository (as defined below under “—Book-Entry, Delivery and Form”), notices may be given by delivery of the relevant notices to the relevant Debt Depository for communication to entitled account holders in substitution for the aforesaid mailing.

Reports

So long as any debt securities are outstanding, the Guarantor will file with the trustee, within 15 days after the Guarantor files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Guarantor will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. The trustee will not have any obligation to determine if and when the Guarantor’s information is available on the SEC’s website. The Guarantor will either (i) provide the trustee with prompt written notification at such time as the Guarantor becomes or ceases to be a reporting company or (ii) continue to provide the trustee with the foregoing information. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance by us or the Guarantor with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The indenture governing the debt securities will not obligate us to provide, and we do not intend to provide, holders of the debt securities with financial statements of the Company that are separate from the Guarantor’s.

Certain Covenants

Other than the restrictions on liens described below, the indenture and the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indenture and the debt securities also will not contain provisions that give holders of the debt securities the right to require the Company or the Guarantor to repurchase any debt securities in the event of a decline in credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

Limitation on Liens

The Guarantor will not, and will not permit any of its subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the debt securities (together with, if the Company or the Guarantor so determine, any of its other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the debt securities or guarantees) will be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of consolidated net worth as shown on the Guarantor’s most recent consolidated quarterly financial statements; provided, however, that these provisions will not apply to:

(1)	mortgages existing on the date of original issuance of any debt securities;

(2)

mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes a subsidiary (including a restricted subsidiary) of the Company or the Guarantor;

(3)

mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4)	mortgages in favor of the Company, the Guarantor or any other subsidiary of the Guarantor;

(5)

the mortgage of any of the Guarantor’s property or assets or any property or assets of any of its restricted subsidiaries in favor of the United States of America, Canada, or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6)	the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7)

mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8)

mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9)	mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt; and

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage will be limited to all or a part of the same property or assets that secured the mortgage extended, renewed or replaced, plus improvements on such property or assets.

The foregoing covenant and certain other provisions of the indenture use the following defined terms.

“capital stock” means (a) in the case of a corporation, corporate stock or shares in the capital of the corporation; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

“consolidated net worth” means the amount of total stockholders’ equity shown in the Guarantor’s most recent quarterly consolidated statement of financial position.

“mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“non-recourse debt” means indebtedness as to which (a) none of the Company, the Guarantor and its subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Guarantor or any of its other subsidiaries.

“person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Guarantor or any of its restricted subsidiaries, whether owned on or acquired after the Issue Date, unless, in the opinion of the board of directors of the Guarantor, such plant or facility or other asset is not of material importance to the total business conducted by the Guarantor and its restricted subsidiaries taken as a whole.

“restricted subsidiary” means any subsidiary of the Guarantor which owns a restricted property.

“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

Consolidation, Amalgamation, Merger and Sale of Assets

Neither the Company nor the Guarantor may consolidate, amalgamate or merge with or into any other person or transfer or lease all or substantially all of its assets to any person unless any successor or purchaser (if the Company or the Guarantor, as applicable, is not the surviving entity) expressly assumes its obligations under the debt securities by an indenture supplemental to the indenture to which the Company or the Guarantor is a party, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

It is possible that a merger, transfer, or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owners of debt securities or guarantees for new securities, which could result in beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities or guarantees under other tax laws to which the beneficial owners are subject.

Assumption by a Subsidiary

Any subsidiary of the Guarantor may, at its option, assume the obligations of the Company under the indenture and the debt securities, provided that:

(a)	such subsidiary expressly assumes such obligations in an assumption agreement or supplemental indenture duly executed and delivered to the trustee, and

(b)

immediately after giving effect to such assumption, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Upon any such assumption, the person so assuming the Company’s obligations under the indenture and the debt securities will succeed to, and be substituted for, and may exercise any right and power of, the Company under such debt securities and the indenture with the same effect as if such person had been the issuer thereof, and the Company will be released from its liability as obligor under such debt securities. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

An assumption of the Company’s obligations as the issuer of the debt securities by a subsidiary of the Guarantor may be treated for U.S. and Canadian federal income tax purposes as a taxable exchange of the Company’s debt securities for new debt securities issued by such subsidiary of the Guarantor. In that event, beneficial owners of such debt securities may recognize taxable gain for U.S. federal income tax purposes, as well as other possible adverse tax consequences. We do not expect that a taxable exchange of the Company’s debt securities for new debt securities will generally have any adverse Canadian federal income tax consequences. Beneficial owners of debt securities who are U.S. persons for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. and Canadian federal, state, provincial and local, and any other relevant, income tax consequences of an assumption of the Company’s obligations as issuer of debt securities by a subsidiary of the Guarantor.

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the officer’s certificate and resolution of the board of directors or the supplemental indenture pursuant to which a series of debt securities is issued:

•	the Company’s failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

•	the Company’s failure to pay principal on any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same become due and payable;

•

the Company’s failure to pay any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

•

the Company’s failure to comply with any of its covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that the Company has included in the indenture solely for the benefit of another series of debt securities that does not constitute part of the Company’s debt securities of such series) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities of such series of debt securities;

•

except as permitted by the indenture, the Guarantee of such series of the Company’s debt securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any authorized person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under its Guarantee; and

•	certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of the debt securities issued under the indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an event of default for a series of the Company’s debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may require the Company to pay immediately the principal amount plus accrued and unpaid interest on such debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to the Company (or with respect to the Guarantor), the principal amount plus accrued and unpaid interest on the Company’s debt securities of that series (or in the case of the Guarantor, all debt securities) will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of such outstanding debt securities of such series may in some cases rescind this accelerated payment requirement.

A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:

•	the holder gives the trustee written notice of a continuing event of default for such debt securities;

•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

•	the holder furnishes to the trustee indemnity or security reasonably satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series.

In most cases, holders of a majority in principal amount of the outstanding debt securities of any series issued by the Company (or of all outstanding debt securities affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture requires the Company to file with the trustee each year an officer’s certificate as to its compliance with the covenants contained in the indenture.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series or Guarantee may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the debt securities of such series or Guarantee may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of debt securities of, such series) (other than in respect of a provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby).

Without the consent of each holder of outstanding debt securities of any series, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt securities of such series;

•	reduce the principal or change the stated maturity of any debt securities of such series;

•	reduce any premium payable on the redemption of any debt security of such series or change the time at which any debt security of such series may or must be redeemed;

•	change any obligation to pay Additional Amounts on the debt securities of such series;

•	make payments on any debt security of such series payable in currency other than as originally stated in such debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security of such series;

•

make any change in the percentage of aggregate principal amount of the debt securities of such series necessary to waive compliance with certain provisions of the indenture the debt securities of such series were issued under or to make any change in this provision for modification; or

•	waive a continuing default or Event of Default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities of any series, the Company, the Guarantor and the trustee may amend or supplement the indenture, the applicable debt securities of any series or the Guarantee in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the Company’s or the Guarantor’s obligations under the indenture, and such series of debt securities or the Guarantee, as applicable, by a successor upon any merger, amalgamation, consolidation or asset transfer in accordance with the requirements under “—Consolidation, Amalgamation, Merger and Sale of Assets” or to provide for the assumption of the Company’s obligations under the indenture by a subsidiary of the Guarantor in accordance with the requirements under “—Assumption by a Subsidiary” above;

•	to provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights the Company has under the indenture;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•

to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and will be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•

to evidence and provide for the acceptance and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional Events of Default with respect to any series of debt securities; and

•	to make any change that does not adversely affect any of its outstanding debt securities of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, will be deemed not to affect the rights under the indenture of the holders of securities of any other series. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it will be sufficient if such consent approves the substance of it.

No Personal Liability of Directors, Officers, Employees, Stockholders and Certain Others

No director, officer, employee, incorporator or similar founder, stockholder or member of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the applicable debt securities, indenture or Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance

The term defeasance means the discharge of the Company from some or all of its obligations under the indenture. If the Company deposits with the trustee funds or government obligations (as defined in the indenture) sufficient to make payments on any particular series of debt securities on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	it will be discharged from its obligations with respect to the debt securities of such series, except as described in the paragraph immediately below (“legal defeasance”); or

•

it will no longer have any obligation to comply with the restrictive covenants under the indenture with respect to the debt securities of such series, and the related Events of Default will no longer apply to the Company (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option with respect to any series of debt securities, the Company and the Guarantor will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and any related Guarantee, and to have satisfied all other obligations under such debt securities, such Guarantee and the indenture, except as to (i) the Company’s obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities, pay Additional Amounts, maintain paying agencies, and hold moneys for payment in trust, and (ii) the obligation of the Company and the Guarantor to compensate and indemnify the trustee.

In the case of covenant defeasance, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the indenture, however, the remainder of the indenture and such debt securities and the related Guarantee will be unaffected by the occurrence of covenant defeasance, and such debt securities will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In addition to the other requirements, we will be required to deliver to the trustee (i) an opinion of counsel or a tax ruling to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes, and (ii) an opinion of counsel or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the beneficial owners of the debt securities will not recognize income, gain, or loss for Canadian federal, provincial or territorial income tax purposes as a result of the deposit and related defeasance and will be subject to Canadian federal, provincial or territorial income or other Canadian tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and related defeasance had not occurred. If the Company elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service and from the Canada Revenue Agency (or successor agency) or changes in law to that effect.

Concerning the Trustee

The Bank of New York Mellon will be trustee under the indenture. The trustee performs services for the Guarantor and its subsidiaries in the ordinary course of business.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity or security reasonably satisfactory to it.

If the trustee becomes a creditor of the Company, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent and Registrar for the Debt Securities

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue in the Borough of Manhattan, City of New York. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more paying agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as paying agent.

We will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as registrar.

We will also maintain a transfer agent with an office in the Borough of Manhattan, City of New York. Each transfer agent will perform the functions of a transfer agent. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time and the Paying Agent will make payments on and facilitate transfer of debt securities on our behalf.

We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in authorized denominations and will be issued in registered form only, without coupons.

We anticipate that the Debt Depository for the debt securities will be, and any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities in DTC (in the United States) through its direct and indirect participants, including Clearstream or Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in authorized denominations. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as Debt Depository for that global security and we do not appoint a successor Debt Depository within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of such decision in writing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to a Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the Guarantor, the trustee, any Paying Agent, Registrar or transfer agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Except as set forth above, owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but none of us, the trustee or any of our respective agents takes any responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of the Company, the Guarantor, the trustee, the Registrar, any Paying Agent or any transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Plan of Distribution

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with the Company or the Guarantor, if applicable, to indemnification by the Company or the Guarantor, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company, the Guarantor and our affiliates in the ordinary course of business.

Validity of the Securities

The validity of the debt securities and guarantees offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters of Canadian law will be passed upon by Bennett Jones, LLP, Calgary, Alberta.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Schlumberger Finance Canada Ltd.

$500,000,000 1.400% Senior Notes due 2025

Fully and unconditionally guaranteed by

Schlumberger Limited

PROSPECTUS    SUPPLEMENT

September 9, 2020

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

Deutsche Bank Securities

MUFG

Co-Managers

HSBC

Natixis

SEB

Standard Chartered Bank

UniCredit Capital Markets